UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2025

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On October 23, 2025, Verastem, Inc. (the “Company”) issued a press release announcing preliminary data from the first two dose levels from the VS-7375 Phase 1/2a dose escalation trial in patients with KRAS G12D mutant solid tumors.

A copy of this press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

Recent Developments

Updated Data from VS-7375 Phase 1/2a Dose Escalation Trial of VS-7375 in Patients with KRAS G12D Mutant Solid Tumors

The Company reported preliminary data from the first two dose levels in its ongoing Phase 1/2a clinical trial evaluating the safety and efficacy of VS-7375, an oral KRAS G12D (ON/OFF) inhibitor, in patients with previously-treated advanced KRAS G12D mutant solid tumors, including advanced pancreatic ductal adenocarcinoma (“PDAC”) both as monotherapy and in combination with other standard of care treatments.

In the study, VS-7375 cleared both the 400 mg daily (“QD”) and 600 mg QD monotherapy doses with no dose-limiting toxicities (“DLTs”) observed. The safety profile in PDAC and non-small cell lung cancer (“NSCLC”) patients was consistent with the previously reported data at recent medical congresses by the Company’s partner GenFleet Therapeutics (“Genfleet”) in its ongoing Phase 1 /2 clinical study in China evaluating VS-7375 (known as GFH375). Specifically, at the two dose levels evaluated in the U.S. cohorts, no nausea, diarrhea or vomiting greater than Grade 1 were reported. Monotherapy dose escalation in the VS-7375-101 study started at the efficacious doses identified in GenFleet’s study, 400 mg QD and 600 mg QD. GenFleet chose 600 mg QD as their recommended Phase 2 dose in China.

Of the five efficacy evaluable patients in the VS-7375-101 study, with at least one scan, four out of five patients have had a tumor reduction and are still on treatment. The remaining patients receiving either the 400 mg QD or 600 mg QD doses have not yet reached their first response assessment.

In addition, while monotherapy dose escalation continues, the Company announced it has initiated patient enrollment for the first dose escalation combination cohort evaluating VS-7375 with cetuximab. The cohort is expected to enroll patients with advanced solid tumors, including colorectal cancer.

Subject to the results of the Phase 1 dose escalation combination of VS-7375 and cetuximab, Verastem plans to initiate a combination expansion cohort in colorectal cancer. Following the ongoing monotherapy dose escalation to 900 mg QD, the Company expects to select the recommended Phase 2 dose and advance subsequent efficacy and safety analysis of monotherapy VS-7375 in patient expansion cohorts with advanced PDAC and NSCLC. The Company plans to report an interim safety and efficacy update on the Phase 1/2a trial of VS-7375 in the first half of 2026.

VS-7375 is the lead program from the Verastem Oncology’s discovery and development collaboration with GenFleet. The Company announced in April 2025 that the U.S. Investigational New Drug (“IND”) application for VS-7375 was cleared and initiated a Phase 1/2a clinical trial in June 2025. GenFleet’s IND for VS-7375 (known as GFH375 in China) was approved in China in June 2024, and the first patient was dosed in a Phase 1/2 study in July 2024.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements about, among other things, the Company’s programs and product candidates, strategy, future plans and prospects, including the expected outcome and benefits of the Company’s collaboration with GenFleet Therapeutics (Shanghai), Inc., the timing of commencing and completing trials and compiling data, the expected timing of the presentation of data by the Company and the potential clinical value of various of the Company’s clinical trials. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “can,” “promising” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: October 23, 2025	By:	/s/ Daniel W. Paterson
Daniel W. Paterson
Chief Executive Officer